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December 12, 2006                                                    Exhibit 5.1

Vector Intersect Security Acquisition Corp.
65 Challenger Road
Ridgefield Park, NJ 07660

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-1, Registration No.
333-127644 (the "Registration Statement") filed with the Securities and Exchange
Commission by Vector Intersect Security Acquisition Corp., a Delaware
corporation (the "Company"), under the Securities Act of 1933, as amended (the
"Act"), covering an underwritten public offering of (i) 7,406,250 Units, with each Unit consisting of one share of the Company's common stock, par value $.001 per share (the "Common Stock"), and one warrant, to purchase one share of the
Company's Common Stock (the "Warrants"), (ii) up to 1,110,938 Units (the
"Over-Allotment Units") for which the underwriters have been granted an over-allotment option, (iii) up to 740,625 Units (the "Purchase Option Units")
which Rodman & Renshaw LLC., acting as representative of the underwriters, will have the right to purchase (the "Purchase Option") for its own account or that of its designees, (iv) all shares of Common Stock and all Warrants issued as part of the Units, Over-Allotment Units and the Purchase Option Units and (v)
all shares of Common Stock issuable upon exercise of the Warrants included in the Units, Over-Allotment Units and Purchase Option Units.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company.

     Based upon the foregoing, we are of the opinion that:

          1. The Units, the Over-Allotment Units, the Purchase Option Units, the
     Warrants and the Common Stock to be sold to the underwriters, when issued and sold in accordance with and in the manner described in the Underwriting section of the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

          2. The Purchase Option and the Warrants (including the Warrants issuable in connection with the Over-Allotment Units and the Purchase
     Option), if and when paid for in accordance with the terms of the underwriting agreement between the Company

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[LOEB & LOEB LLP LOGO]               Vector Intersect Security Acquisition Corp.
                                                               December 12, 2006
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     and the representative of the underwriters or the Purchase Option, as applicable, will be valid and binding obligations of the Company.

          3. The shares of Common Stock underlying the Warrants (including the
     Warrants issuable in connection with the Over-Allotment Units), when duly issued, delivered, sold and paid for upon exercise of the Warrants as contemplated by the Warrants, the Registration Statement and the Warrant
     Agreement pursuant to which the Warrants are issued, will be fully paid and non-assessable.

We are opining solely on (i) all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Constitution of the State of Delaware and all
applicable judicial and regulatory determinations, and (ii) with respect to the opinions expressed in paragraph (2) above, the laws of the State of New York.

In addition, the foregoing opinions are qualified to the extent that (a)
enforceability may be limited by and be subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law (including, without limitation, concepts of notice and materiality), and by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' and debtors' rights generally
(including, without limitation, any state or federal law in respect of fraudulent transfers); (b) no opinion is expressed herein as to compliance with any federal or state consumer protection or antitrust laws, rules, or regulations, or any municipal or local laws and ordinances; (c) no opinion is expressed herein as to the enforceability of the indemnification provisions contained in any agreement, to the extent such provisions may be unenforceable under federal or state securities laws; (d) no opinion is expressed herein as to compliance with or the effect of federal or state securities or blue sky laws;
(e) no opinion is expressed herein as to federal and state laws, regulations and policies concerning (i) a national or local emergency, (ii) possible judicial deference to acts of sovereign states, (iii) civil and criminal forfeiture laws,
(iv) conscionablity or other provisions that might violate public policy or (v)
usury; and (f) no opinion is expressed herein as to (i) survivability or severability provisions, (ii) any provision purporting to make oral modifications unenforceable or which limits the applicability of the doctrine of promissory estoppel, (iii) choice of law or venue provisions, (iv) any provision that prohibits assignment by operation of law or in any other respect that may be deemed unreasonable under the circumstances, or (v) any arbitration provisions.

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                                                               December 12, 2006
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We hereby consent to the use of this opinion as an exhibit to the Registration
Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof.
In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,
/s/ Loeb & Loeb LLP
Loeb & Loeb LLP